EXIBIT 99.1

Crown Equity Holdings, Inc. Announces the Resignation of One Board Member and Officer, and the Appointment of Two New Officers and Members to Board of Directors

Las Vegas, NV— October 26, 2021 – Crown Equity Holdings, Inc. (OTCPINK: CRWE) announced today that effective immediately, that it has accepted the resignation of its board member and officer Malcolm Ziman. The company also announced Jamie Hadfield, as its Marketing/Merger and Acquisition Officer and Shawn Jones as its Business Developer/Merger and Acquisition Manager, as well as being the two newest members of its board.

Crown Equity Holdings, Inc. President, Mike Zaman stated, “I would like to thank Malcolm for his services and wish him success in his future endeavors.” “I am also pleased to welcome Jamie and Shawn as the two newest members to our team, and board of directors.” Mike Zaman added.

Jamie Hadfield has been appointed Marketing/Merger and Acquisition Officer.

Jamie Hadfield is a healthcare professional with sound interpersonal communication skills, is a well-rounded balanced and effective individual with various managerial skills to achieve the company’s strategic goals.

Shawn Jones has been appointed Business Developer/Merger and Acquisition.

Shawn has more than 26 years of entrepreneurial experience and administrative skills.

The Board will increase its members from six to seven.

About Crown Equity Holdings, Inc.

Crown Equity Holdings, Inc. (OTC PINK: CRWE) is a vertically integrated, global media and financial services company which provides powerful solutions to enhance worldwide visibility and universal relevance, enabling companies to achieve accelerated growth and rapid results that spans all the stages of a company’s life cycles. Additionally, Crown Equity Holdings, Inc. is developing its CRWE WORLD (www.crweworld.com) and related digital properties into a global online community which will launch, manage and own select businesses and projects. For more information regarding Crown Equity Holdings, Inc., please visit: http://www.crownequityholdings.com.

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Forward-Looking Statement

This news release contains “forward-looking statements” as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs and results of new business opportunities. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new business opportunities and development stage companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Contact:

Mike Zaman President/CEO
702-683-8946
info@crownequityholdings.com

SOURCE: Crown Equity Holdings Inc.

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